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Exhibit 99.1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

FiSai Fund I HoldCo Limited Partnership

/s/ Erich Griffin-Mauff
Name: Erich Griffin-Mauff
Title: Authorized Person

FiSai Fund I HoldCo GP Inc.

/s/ Erich Griffin-Mauff
Name: Erich Griffin-Mauff
Title: Authorized Person

FiSai US Management LLC

/s/ Erich Griffin-Mauff
Name: Erich Griffin-Mauff
Title: Authorized Person

/s/ Erich Griffin-Mauff
Erich Griffin-Mauff